UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): November 23, 2005


                             ACTIVANT SOLUTIONS INC.
               (Exact name of Registrant as specified in charter)

          Delaware                       333-49389               94-2160013
(State or other jurisdiction      (Commission file number)    (I.R.S. employer
     of incorporation)                                       identification no.)

       804 Las Cimas Parkway
           Austin, Texas                                          78746
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (512) 328-2300

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

          [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                              _____________________

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           On November 23, 2005, Activant Solutions Inc. (the "Company") and its parent, Activant Solutions Holdings Inc. ("Holdings"), entered into a Stock Repurchase, Separation Agreement and General Release (the "Agreement") with Michael Aviles, the Company's former President, Chief Executive Officer and Chairman of its Board of Directors.

           The Agreement provides that the Company will pay to Mr. Aviles $1,634,744.17 in cash in consideration for the following: (i) the cancellation of currently exercisable options held by Mr. Aviles to purchase 300,000 shares of Holdings' common stock; (ii) a general release by Mr. Aviles in favor of the Company, Holdings and certain of their respective affiliates; (iii) a waiver by Mr. Aviles relating to any rights or claims arising under the Age Discrimination in Employment Act of 1967 (the "ADEA"); and (iv) the remaining severance payments and COBRA benefit payments due to Mr. Aviles pursuant to the Executive Employment Agreement among the Company, Holdings and Mr. Aviles (the "Employment Agreement"). The cash consideration being paid to Mr. Aviles pursuant to the Agreement is net of the exercise price payable by Mr. Aviles in respect of his stock options.

           In addition, the Agreement provides for a general release of Mr. Aviles by the Company, Holdings, and certain of their affiliates. Pursuant to the Agreement, the Company and Holdings also reaffirmed their obligations under the Employment Agreement to indemnify Mr. Aviles and to include Mr. Aviles as an additional insured on their directors' and officers' liability insurance policy. Mr. Aviles was terminated by the Company on October 7, 2004.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ACTIVANT SOLUTIONS INC.


Date:  November 29, 2005                      By:  /s/ Greg Petersen
                                                   -----------------------------
                                              Name:  Greg Petersen
                                              Title: Executive Vice President
                                                     and Chief Financial Officer